UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

Rowan Companies plc

(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation)	1-5491 (Commission File Number)	98-1023315 (IRS Employer Identification No.)
2800 Post Oak Boulevard Suite 5450 Houston, Texas (Address of principal executive offices)		77056-6189 (Zip Code)

Registrant’s telephone number, including area code: (713) 621-7800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Awards

On March 4, 2014, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Rowan Companies plc (the “Company”) met and made the following recommendations regarding compensation for the Company’s named executive officers (“NEOs”). Such recommendations were reviewed and approved by the Board on March 5, 2014.

2013 Annual Incentive Plan

In 2013, the NEOs participated in our annual incentive plan (“AIP”), the terms of which were approved by the Committee and the Board in early 2013 and previously disclosed. Each participant in the AIP has an incentive target that is a percentage of base salary.

The AIP comprises a formulaic component representing 75% of the total award and a discretionary component representing 25% of the total award. The payout under the formulaic component is calculated based on Company performance against the financial and operational metrics set forth in the table below and payouts may range from 0% to 200% of the 75% weighting (or 0% to 150% of target).

The performance against our financial and operational metrics was as follows:

Metric	Target Performance	Actual Performance	Percent of Threshold Achieved in 2013	Payout Percentage
EBITDA	$588.3 MM	$587.0	99%	49.5%
HSE (a)	1.1 TRIR	0.94 TRIR	180%	36.0%
Contracted Non-Productive Time (b)	3.40%	2.20%	200%	30.0%
Newbuild Capital Projects (c)	0%	0.19%	91%	9.1%
Upgrade Capital Projects (d)	0%	16.28%	0%	0%
TOTAL:				124.6%

(a)	Safety performance is derived from our internal incident reporting by comparing the trailing total recordable incident rate (“TRIR”) with Company goals.

(b)	Contracted Non-Productive Time (“NPT”) refers to any period when one of our rigs is on location and under contract but not operational due to equipment failure or other unplanned stoppage.

(c)	Our Newbuild Capital Projects metric is based on our rig construction projects remaining on time and on budget.

(d)	Our Upgrade Capital Projects metric is based on our upgrade capital projects remaining on time and on budget.

With respect to the 25% discretionary portion of the AIP, the Committee determined not to use its discretion to increase or decrease such 25% of the target pool, and instead matched the payout shown above from the operational and financial metrics, of 124.6% (or 31.15%). This resulted in a total payout under the 2013 AIP of 124.6%.

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The Chief Executive Officer recommended the following bonus payments for the NEOs, which the Committee and the Board approved as of March 5, 2014.

NEO	2013 AIP Payout ($)
W. Matt Ralls, Chief Executive Officer	1,280,763
Thomas P. Burke, President and Chief Operating Officer	608,085
J. Kevin Bartol, Executive Vice President and Chief Financial Officer	369,813
Mark A. Keller, Executive Vice President, Business Development	391,421
John L. Buvens, Executive Vice President, Legal	276,281

Long-Term Incentive Awards

The NEOs’ target long-term incentive awards (“LTI”) are based on a multiple of base salary. For 2014, 50% of such value is provided in restricted share units (“RSUs”) vesting pro rata over three years, and 50% in performance units (“PUs”), cliff vesting on the third anniversary of the grant. These awards were made under the 2013 Rowan Companies, Inc. Incentive Plan (the “Plan”) consistent with our previously disclosed forms of award notices and approved by the Committee and the Board as of March 5, 2014:

NEO	Restricted Share Unit Value ($)*	Performance Unit Award Value($)(a)*
Ralls	3,000,000 (b)	--
Burke (c)	1,122,188	1,122,188
Keller	743,600	743,600
Bartol	689,000	689,000
Buvens	531,094	531,094

*	Value amounts are calculated using each NEO’s LTI target multiple of base salary and may not reflect grant date values calculated in accordance with accounting requirements. The number of RSUs awarded is determined based on the volume weighted average price per share on March 5, 2014 of $33.23 and the number of PUs awarded is determined based on $100 per unit.
(a)	The PUs may only be settled in cash and the value thereof will be determined with reference to the Company’s total shareholder return performance relative to the Company’s peer offshore drilling companies measured each year and over the three year period.
(b)	Mr. Ralls will receive his annual RSU grant in April 2014 upon his appointment as Executive Chairman.
(c)	Does not include additional RSU and PU awards to be granted to Dr. Burke in April 2014 upon his appointment as CEO. At that time, an additional grant of RSUs and PUs with a value of approximately $1.36 million will be made to provide for a LTI multiple of 450% of base salary.

2014 Compensation

Mr. Ralls’ and Dr. Burke’s 2014 compensation, which will be effective upon their appointment to the Executive Chairman and CEO roles, respectively, was approved on January 31, 2014 and has previously been disclosed in the Form 8-K filed with the SEC on February 5, 2014.

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The Committee and the Board approved on March 5, 2014, the following compensation for 2014 effective as of April 1, 2014, for each of Messrs. Keller, Bartol and Buvens.

NEO	2014 New Salary ($)	2014 AIP Target Multiple (% of base salary)	2014 LTI Target Multiple (% of base salary)
Ralls(b)	700,000	100%	(a)
Burke(b)	800,000	100%	450%
Keller	475,904	70%	325%
Bartol	445,000	70%	325%
Buvens	400,000	65%	275%

(a)	Assuming his reelection to the Board, Mr. Ralls’ will receive RSUs with a value of $3 million as of the 2014 annual general meeting of shareholders. Such RSUs will cliff vest on the second anniversary of the grant date. Assuming his reelection to the Board in 2015, he will receive an additional $3 million of RSUs that will vest on the first anniversary of that grant date.
(b)	Effective as of April 25, 2014 for Mr. Ralls and Dr. Burke.

2014 Annual Incentive Plan

For the 2014 AIP, the Board approved the same metrics as described above for the 2013 AIP, but adjusted the weightings as follows:

Metric	Weighting
EBITDA	50%
HSE	20%
Contracted Non-Productive Time	10%
Newbuild Capital Projects	10%
Upgrade Capital Projects	10%
Total	100%

Consistent with prior practice, achievement of these metrics will determine 75% of the target value of the 2014 AIP pool. The remaining 25% of the target value will be subject to the discretion of the Committee.

Change in Control Arrangements

On March 5, 2014, the Board also approved new change in control (“CIC”) arrangements for (i) Mr. Ralls in connection with his appointment as Executive Chairman and (ii) Dr. Burke in connection with his appointment to CEO.

Mr. Ralls’ new CIC arrangement will be effective as of the date of his appointment and terminate on the date of the 2016 annual general meeting of shareholders (the “2016 annual meeting”). Mr. Ralls’ new CIC agreement will provide for the payment of a lump sum equal to the remaining compensation that would be owed to Mr. Ralls from the date of the second trigger to the date of the 2016 annual meeting. Such lump sum would include (i) any portion of Mr. Ralls’ annual base salary of $700,000 remaining through the 2016 annual meeting and (ii) the greater of (x) the average bonus paid in the three prior years and (y) the target bonus for the year of termination (currently 100% of base salary). In addition, all of Mr. Ralls’ unvested equity would vest and become immediately exercisable. The definition of CIC will remain the same as the Company’s existing CIC agreements and no payment will be made unless there is a CIC and Mr. Ralls ceases to serve as Executive Chairman. Consistent with the Company’s commitment not to enter into new tax gross ups, Mr. Ralls’ new CIC arrangement will not include any tax gross up.

Dr. Burke’s change in control arrangement will remain substantially the same, except that the multiple of base salary and calculated bonus will be increased from 2.5 to 2.99 and his medical coverage will be extended from 24 months to 36 months. Consistent with Dr. Burke’s prior arrangement, there is no tax gross up in his CIC agreement. Dr. Burke’s new CIC agreement will restart the change in control trigger provisions such that no triggers will have been pulled as of the date of the new agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 11, 2014	ROWAN COMPANIES PLC

	By:	/s/ J. Kevin Bartol
J. Kevin Bartol
Executive Vice President, Chief Financial Officer and Treasurer

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